Independent Auditors' Consent





To the Board of Trustees and Shareholders of Capital Cash Management Trust:

We consent to the use of our report dated August 4, 2000 with respect to the Capital Cash Management Trust (comprised of Cash Fund and Government Securities Fund) incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.



                                        KPMG LLP
                                          /s/KPMG LLP
New York, New York
October 20, 2000